MINUTES OF PROCEEDING OF THE BOARD
                            CONSENT AND RESOLUTION OF
                                BOARD OF DIRECTORS
                                      OF
                                 AZTEK, INC.

Held on August 12, 1998

PRESENT:     MIKE SINTICHAKIS
             NICK SINTICHAKIS
             EDSON NG
             EILEEN KEOGH

Being all of the Directors of Aztek, Inc. (the "Company"). All of the Directors being present in person and having waived notice of the meeting as evidenced by their signatures at the bottom of these minutes, notice calling the meeting was dispensed with and the meeting declared to be regularly constituted.

WHEREAS, the Company will file a Registration Statement on Form S-4 with the U.S. Securities & Exchange Commission in connection with the merger of the Company and Aztek Technologies Inc. of Canada, to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirement of the Securities and Exchange Commission, it is

RESOLVED, That Mike Sintichakis, as an officer of the Company, will sign the registration statement for the directors and officers by power of attorney.

AZTEK, INC.

By:/s/ Mike Sintichakis                         Date: 8/12/98
   ----------------------                            -------------------
   Mike Sintichakis, Director



By:/s/ Nick Sintichakis                         Date: 8/12/98
   ------------------------                           --------------------
   Nick Sintichakis, Director


By:/s/ Edson Ng                                 Date: 8/12/98
   ------------------------                           --------------------
   Edson Ng

By:/s/ Eileen Keogh                             Date: 8/12/98
   ------------------------                           --------------------
   Eileen Keogh